CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2024 with respect to the consolidated financial statements of i-80 Gold Corp included in Exhibit 99.2 to the Annual Report on Form 40-F for the year ended December 31, 2023, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah

May 20, 2024